UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2009

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31539	87-0638750
(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, New York, New York  10022
(Address of Principal Executive Offices) (Zip Code)

(212) 307-3568
 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to 8% Secured Debenture and Warrants

On March 5, 2009, the Company and Lotusbox Investments Limited (the “Investor”) entered into Amendment No. 1 to 8% Secured Debenture (the “Amendment”) which amended the 8% Secured Debenture (the “Debenture”) issued to the Investor on February 28, 2008 for the principal amount of $15,000,000.  Pursuant to the Amendment, the Investor agreed to extend the Company’s requirement to effect a listing of its common stock on either the NYSE Alternext US LLC (formerly known as the American Stock Exchange) or NASDAQ until August 30, 2010, and the Company agreed to issue warrants to purchase up to (1) 250,000 shares of common stock at a per share exercise price of $2.00 and (2) 250,000 shares of common stock at a per share exercise price of $2.35 (together, the “Warrants”).  Also pursuant to the Amendment, the parties have agreed to amend the principal repayment schedule of the Debenture as follows:

Repayment Date	Repayment Amount

August 28, 2008	$750,000

March 28, 2009	$1,250,000

June 28, 2009	$1,250,000

September 28, 2009	$1,250,000

December 28, 2009	$1,250,000

March 28, 2010	$1,875,000

August 28, 2010	$2,500,000

February 28, 2011	$2,500,000

August 28, 2011	$1,500,000

February 28, 2012	$875,000

Total Principal Payment	$15,000,000

The Company is obligated to file a registration statement registering the resale of share of the Company’s common stock issuable upon exercise of the Warrants on or before the March 5, 2010 (the “Filing Date”).  On the 180th day following the Filing Date and each sixth month anniversary thereafter until the registration statement is declared effective, the Company must execute and deliver to the Investor new warrants to purchase up to a total of 62,500 on the same terms as the Warrants.

Settlement and Release Agreement

On March 5, 2009, the Company and Topworth Asset Limited (“Topworth”) entered into a Settlement and Release Agreement (the “Settlement”) whereby the Company and Topworth agreed to mutually release each other from any and all claims they have against each other, including any and all claims and counterclaims pending in the action brought by the Company in the Third District Court, State of Utah, Civil Case Number 070911868 (the “Action”).  Under the Settlement, the parties’ shall dismiss the Company’s complaint and Topworth’s counterclaim.  The 627,360 shares of common stock in the Company held in the name of Topworth (the “Shares”) that were a subject of dispute in the Action shall be disposed of on the following material terms:  Topworth shall deliver all certificates representing the Shares to a designated custodian; the custodian shall hold the certificates until at least June 26, 2009; and, thereafter, the custodian shall release 100,000 of the Shares to Topworth each month until November 30, 2009, when Topworth will be entitled to receive all of the remaining Shares.  The custodian shall release the Shares without any restriction on Topworth’s ability transfer or sell the Shares imposed by the Company subject to restrictions under the Securities Act of 1933, as amended.  The Shares have been held in Topworth’s name and have been included in the Company’s outstanding shares; as such the Shares will not have an additional dilutive effect on the Company’s shareholders.

The Company does not have any pending litigation other than the above referenced matter.

Item 3.02 Unregistered Sales of Equity Securities

The description of the issuance and terms of the Warrants to the Investor and the entering into of the Amendment is set forth above in Item 1.01 and is hereby incorporated by reference into this Item 3.02.

The Warrants are issued in reliance on Regulation S of the Securities Act of 1933, as amended.  As discussed above, the shares underlying the Warrants issued to the Investor are entitled to registration rights as set forth in the Warrants.

Item 9.01 Financial Statements and Exhibits.

Exhibits

4.1	Form of Warrants
10.1	Amendment No. 1 to 8% Secured Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED.
(Registrant)

Date: March 6, 2009	By:	/s/ Hongjun Wang
Chief Executive Officer